UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)        On September 29, 2006, the Corporation announced that Marlin L. Mosby III, Executive Vice President and Chief Financial Officer (principal financial officer) of the Corporation, expected to change his position within the company and, as a result, will cease to be the principal financial officer of the Corporation. At that time Mr. Mosby agreed to continue to serve as the Corporation’s principal financial officer until a successor was named to that position and takes office. The Board of Directors of the Corporation recently named D. Bryan Jordan as that successor (see item 5.02(c) below) and approved terms of employment for him (see item 5.02(e) below). On April 13, 2007, Mr. Jordan accepted the Corporation’s offer of employment on those terms. Mr. Mosby will cease to be the principal financial officer of the Corporation when Mr. Jordan’s employment commences, which is expected to be on or about May 1, 2007.

(c)        The Board of Directors of the Corporation appointed D. Bryan Jordan, age 45, to the position of Executive Vice President – Chief Financial Officer (principal financial officer) of the Corporation and of its principal subsidiary, First Tennessee Bank National Association (the “Bank”), subject to his acceptance of employment with the Corporation, to be effective when his employment with the Corporation commences. As with all of the Corporation’s executive officers, Mr. Jordan will serve until his successor is elected and qualified. Since 2000, Mr. Jordan has been Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation and its subsidiary Regions Bank.

The Board approved the terms of employment offered to Mr. Jordan, which he accepted on April 13, 2007. Those terms are described in item 5.02(e) below.

The Bank and its subsidiaries have entered into lending transactions in the ordinary course of business with the Corporation’s executive officers, directors, nominees, and their associates, and they expect to have such transactions in the future. Such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features. From time to time, the Bank and its broker-dealer subsidiaries may sell securities either as agent or as principal to, and the Bank and its subsidiaries have other banking transactions (including deposit accounts and loan-related interest rate swaps) with, the Corporation’s executive officers and directors and their associates in the ordinary course of business on terms substantially similar to those available to members of the general public. The Corporation’s executive officers and directors do not derive any special benefits from such transactions.

(e)        The Board of Directors of the Corporation approved the terms of employment, including compensatory and other arrangements, offered to Mr. Jordan. All terms are subject to Mr. Jordan’s acceptance (which occurred on April 13) and to the commencement of his employment with the Corporation (expected to occur May 1, 2007). Specifically:

•	Mr. Jordan’s title is Executive Vice President – Chief Financial Officer of the Corporation and the Bank. He will be an executive officer, and the principal financial officer, of the Corporation.

•	Mr. Jordan is employed at will. This means that Mr. Jordan may resign or be terminated at any time. All of the Corporation’s executive officers are employed at will.

•

Mr. Jordan has been awarded a cash signing/retention bonus of $100,000. This special bonus is to be paid within the first 30 days following commencement of employment. By accepting the bonus, Mr. Jordan has agreed that if he voluntarily terminates his employment within 12 months of his start date he will reimburse the Corporation the cash signing/retention bonus in full upon termination. This signing/retention bonus does not count as an “annual bonus” for purposes of calculating benefits that relate to annual bonus amounts, and is separate from any annual bonus that may be paid under the Corporation’s 2002 Management Incentive Plan or otherwise.

•

Mr. Jordan has been awarded a signing/retention restricted stock award of 25,000 common shares. The grant of this award will be effective when his employment commences. The award will vest five years after grant. The award will contain the Corporation’s customary service-vesting, forfeiture, and other conditions for management restricted stock. The principal service-vesting condition is that Mr. Jordan must remain continuously employed by the Corporation during the vesting period in order for the award to vest.

•

Management will recommend to the Board’s Compensation Committee, for action at its next regular meeting scheduled for April 17, that Mr. Jordan be awarded a signing/retention stock option award covering 180,000 common shares. If approved, the grant of this award will be effective on the later to occur of (i) commencement of his employment and (ii) the normal grant date for equity awards determined by the Committee. The exercise price of the award will be at market on the grant date, determined in accordance with the Committee’s usual practice for option grants. The award will vest 50% on each of the third and fourth anniversaries after grant. The award will contain the Corporation’s customary service-vesting, forfeiture, and other conditions for management stock options. The principal service-vesting condition is that Mr. Jordan must remain continuously employed by the Corporation during the respective vesting periods in order for the award to vest.

•	The annual salary rate of Mr. Jordan for 2007 has been set at $650,000, effective immediately upon commencement of his employment with the Corporation.

•

Mr. Jordan’s regular annual cash bonus target payout will be 100% of base salary, contingent upon meeting corporate and personal performance goals. Corporate goals for 2007 were established in February. Mr. Jordan’s personal goals will be established in the usual manner following commencement of employment. Consistent with the Corporation’s normal bonus practices, Mr. Jordan must be actively employed at the time of the payout to receive the 2007 bonus, and the 2007 bonus is payable in the first quarter of 2008. Mr. Jordan’s 2007 annual cash bonus will not be prorated and will be guaranteed at target. The maximum bonus payable is 150% of target.

•

Management will recommend to the Board’s Compensation Committee, for action at its next regular meeting, that Mr. Jordan be awarded a full annual complement of regular stock options and performance-based equity awards consistent with his position, with no pro-ration. Specifically, management will recommend that each type of award (options and performance equity) should have an approximate value at grant of 100% of salary. The Committee’s normal practice for valuing awards is to value equity at market on the grant date, without discount, and to value options at 20% of equity. If approved, the grant of these awards will be effective on the later to occur of (i) commencement of Mr. Jordan’s employment and (ii) the normal grant date for annual equity awards determined by the Committee. The exercise price of the option award will be at market on the grant date, determined in accordance with the Committee’s usual practice for option grants. The awards will have the same vesting, performance, forfeiture, and other provisions as other executive-level annual awards for 2007 of the same type.

•

Mr. Jordan will receive a “full” relocation benefit related to his relocation from Birmingham, Alabama to Memphis under the Corporation’s relocation benefit for higher-level employees and officers. Mr. Jordan is required to repay all relocation benefits received if he terminates employment with the Corporation during the first 18 months. A full relocation benefit involves the reimbursement of most expenses associated with relocating, including the following: Marketing Assistance/Home Purchase Program (see below); moving expenses for household goods, including storage up to 60 days, insurance, packing, and other similar services; Home Finding/Home Purchase Program (this could involve an advance for a new home only if permitted by applicable banking regulations and the Bank’s policies concerning loans to executive officers); actual costs for lodging, meals and miles traveled up to 350 miles per day; expenses for one house-hunting trip; temporary living expenses if the relocation occurs after employment begins; and other relocation expenses not covered above. The Marketing Assistance/ Home Purchase Program provides for the payment of real estate sales commissions and certain other selling expenses and for assistance in marketing and selling Mr. Jordan’s old home. The Program further provides that the Corporation will purchase his old home at the price, terms, and conditions negotiated by Mr. Jordan with a bona fide third party buyer, after review and approval by the Corporation. One practical effect of that purchase would be that the Corporation would take on any risk that the third party buyer ultimately might fail to purchase the home as agreed.

As an executive officer, Mr. Jordan will be eligible to participate in all of the plans and programs of the Corporation currently available for executives, including the following:

•	Annual cash bonus opportunities under the 2002 Management Incentive Plan (additional details related to 2007 are described above)

•	Equity-based incentive awards under the 2003 Equity Compensation Plan (additional details related to 2007 are described above)

•	Deferral of earned salary and bonus under the First Horizon National Corporation Nonqualified Deferred Compensation Plan

•	Executive survivor benefit program (supplemental to the Corporation’s broad-based life insurance benefit)

•	Management disability benefit program (supplemental to the Corporation’s broad-based disability benefit)

•	Pension Restoration Plan (supplemental to the Corporation’s broad-based Pension Plan; the two plans together provide a benefit as if certain tax law dollar limits did not exist)

•	Executive-level Change in Control Severance Agreement program

•	Executive and management perquisites and personal benefits (additional details related to Mr. Jordan’s relocation to Memphis are described above)

In addition, Mr. Jordan will be eligible to participate in plans and programs available broadly to salaried or full-time employees, such as the Corporation’s pension plan, 401(k) savings plan, and health and welfare benefits programs. The foregoing plans and programs are discussed in the Corporation’s most recent proxy statement for the annual meeting to be held April 17, 2007 under the heading “Executive Compensation” or under the heading “Vote Item No.2 – Re-approval of Our 2002 Management Incentive Plan,” and are reflected in multiple exhibits to the Corporation’s most recent annual report on Form 10-K for the year 2006.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit #	Description

10.7(m)	Conformed copy of Offer letter concerning employment of D. Bryan Jordan (principal financial officer)

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending June 30, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: April 19, 2007	By:	/s/ Marlin L. Mosby III
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

EX-10	Exhibit 10.7(m) - Conformed Copy of offer letter concerning employment of D. Bryan Jordan (principal financial officer)